PARAMOUNT CONTACT: J. Jay Lobell Chief Executive Officer Paramount Acquisition Corp. (212) 554-4522 jlobell@paramountbio.com	VALERITAS CONTACTS: Robert R. Gonnelli President and Chief Executive Officer Valeritas, LLC (201) 825-8882 bgonnelli@valeritas.com

or

Judy Brennan/Laurence E. White
Investor Relations Counsel
Citigate Sard Verbinnen
(312) 895-4700
jbrennan@sardverb.com/
lwhite@sardverb.com

FOR IMMEDIATE RELEASE

John Timberlake Joins Valeritas from sanofi-aventis as
Executive Vice President and General Manager of Metabolics

Global Diabetes Marketing Veteran Will
Manage Branding/Marketing Campaign for h-Patch™ Insulin Delivery System
And Other Valeritas Products in the Metabolism Area

Ramsey, NJ, September 12, 2006 — Valeritas, LLC, a wholly-owned subsidiary of life sciences innovator BioValve Technologies, Inc. with a focus on developing and commercializing medical technologies for the treatment of diabetes and other acute and chronic diseases, announced today that it has hired John E. Timberlake, 42, to serve as Executive Vice President and General Manager for Metabolism.

In this newly created position, Mr. Timberlake will play a key role in setting and executing the marketing and branding strategy for a number of Valeritas products in the metabolism area.  His immediate priority will be to create and manage the marketing, reimbursement and sales strategy for the company’s lead product, h-Patch™ insulin delivery system that is scheduled for commercial launch in the second half of 2007.

Mr. Timberlake joins Valeritas from sanofi-aventis, the world’s third largest pharmaceutical company, where he served as Vice President Diabetes Marketing. While at sanofi-aventis and at Aventis Pharmaceuticals prior to its merger with Sanofi Pharmaceuticals, he led all brand marketing efforts for the company’s leading diabetes products — Lantus®, Amaryl®, and Apidra® with annual net sales of more than $1.2 billion. In addition, he was responsible for the marketing efforts for the inhaled insulin Exubera®, with sanofi-aventis’ then alliance partner Pfizer.   In his role as Director, New Products Commercialization-Metabolism at Aventis, Mr. Timberlake provided all commercial strategy, analysis and market development management for a wide range of compounds in metabolism from pre-clinical through NDA approval.

“We are honored to have a world-class diabetes marketing expert like John join our team,” said Robert R. Gonnelli, President and Chief Executive Officer of Valeritas, and the company’s founder. “He is uniquely qualified to develop and execute branding and marketing campaigns to contribute to the success of our diabetes portfolio. John has an extraordinary track record in launching and growing many diabetes products that repeatedly met or exceeded their respective annual sales goals on a global-wide basis.  He has an exceptional working knowledge of successful commercial development and marketing in the highly competitive global diabetes market.”

Mr. Timberlake, who will report directly to Mr. Gonnelli, said, “Becoming a member of Valeritas’ management at such a critical phase in the company’s development is an exciting opportunity that I am eager to participate in. The Valeritas team has the right mix of talent and experience needed to develop, launch and market a portfolio of highly innovative products that can enhance and even transform the treatment of often debilitating diseases and build market share rapidly.

“Valeritas’ h-Patch  insulin delivery system will significantly improve the glycemic control and enhance the quality of life for the millions suffering from Type II diabetes, and the millions more who will suffer as the current $19 billion global diabetes market grows at an expected annual rate of 12 percent over the next five years. In my 15 years of experience in this field, the h-Patch is the first cost-effective, single-use, simple-to-use, daily disposable basal-bolus delivery system I’ve seen that will provide intensive insulin management for many Type II patients so they can benefit from more rigorous therapy throughout the day,” added Mr. Timberlake.

Aimed at enhancing patients’ compliance and glycemic control, the h-Patch™ is the smallest known FDA-cleared insulin delivery system with basal-bolus capability and no visible needle.  The device recently received FDA 510(k) clearance, and Phase IV clinical trials are planned to support broad marketing and reimbursement claims.

“With John now part of our organization,” Mr. Gonnelli concluded, “We are clearly building a dynamic management team that can develop and execute a strategy to leverage the company’s portfolio of innovative medical technologies.  I am confident that this combination along with our well-capitalized balance sheet following the completion of our merger with Paramount Acquisition Corp. provides us with the platform to generate significant returns for stockholders.”

Mr. Timberlake also worked at Marion Merrell Dow where he was Manager, Global Business Planning, and Hoechst Marion Roussel, where he was Manager, Commercial Development, New Products.  He started his career at Deloitte & Touche after he earned his B.S. from Northwest Missouri State University. He earned an M.B.A. from E.S.C. Rouen in Rouen, France and a Master of Science in Management from Purdue University’s Krannert School of Management.  He is a Certified Public Accountant and a Certified Management Accountant.

About BioValve and Valeritas, LLC

Founded in 1998, BioValve Technologies, Inc. is an innovator in life sciences focused on the development and commercialization of selected pharmaceutical assets and several proprietary medical technologies.  Valeritas, LLC, a wholly-owned subsidiary of BioValve, was recently formed through BioValve’s contribution of medical technology assets to Valeritas, and Valeritas’ assumption of liabilities related to those assets. Valeritas’ medical technology portfolio includes h-Patch™, and e-Patch ™ Controlled Release Disposable Micro Pump System, Mini-Ject ™ Pre-Filled Needle Free Delivery System and the Micro-Trans ™ Microneedle Transdermal Delivery Patch. These

technologies, when combined with certain compounds, are designed to provide unique products that allow precise dosing in previously difficult to treat conditions. Valeritas’ medical technologies portfolio is headlined by h-Patch™, a single-use, daily disposable basal-bolus delivery system providing intensive insulin management for patients who would benefit from more rigorous therapy throughout the day.  Headquartered in Ramsey, NJ, Valeritas operates its R&D and clinical manufacturing from BioValve’s facilities in Westborough, MA. Valeritas is currently in negotiations to lease space in Shrewsbury, MA to develop a state-of-the-art manufacturing and R&D facility.

BioValve and Valeritas have entered into a definitive agreement with Paramount Acquisition Corp. whereby Paramount will acquire a majority interest in Valeritas. Upon completion of the transaction following Paramount stockholder approval and the satisfaction of customary closing conditions, Paramount will own approximately 58% of Valeritas, LLC. At closing, Paramount will change its name to Valeritas, Inc. and seek to be listed on Nasdaq.

About Paramount Acquisition Corp.

Paramount Acquisition Corp. is a Special Purpose Acquisition Company™ that was formed for the specific purpose of effecting a merger, capital stock exchange, asset acquisition, or other similar business combination with an operating business in the healthcare industry.  Paramount raised net proceeds of approximately $53 million through its initial public offering consummated in October 2005 and exercise of the over-allotment option, and has dedicated its attention since the offering to seeking and evaluating business combination opportunities.

Paramount Acquisition Corp. is an affiliate of Paramount BioSciences, LLC, that focuses on the development of promising in-licensed drug candidates. Founded in 1991 by Lindsay A. Rosenwald, M.D., Paramount is a unique drug development company that, with the assistance of its affiliated life sciences merchant bank, has created approximately 40 start-up companies over the past fifteen years.  Since its inception, Paramount and its affiliated companies have been involved in the clinical development of more than sixty drug candidates — several of which have reached the market — and have over forty compounds in clinical development today.  Paramount has extensive experience in all facets of the development of emerging life sciences companies and provides its portfolio companies a wide range of professional and financial support services.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Paramount, Valeritas and their combined business after completion of the proposed business combination.  Forward-looking statements are statements that are not historical facts.  Such forward-looking statements, based upon the current beliefs and expectations of Paramount’s and BioValve’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.  The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements:  compliance with government regulations; changes in legislation or regulatory environments, requirements or changes adversely affecting the medical device business, including changes in Medicare reimbursement policies; fluctuations in customer demand; management of rapid growth; intensity of competition from or introduction of new and superior products by other providers of drug delivery technologies and pharmaceuticals; timing, approval and market acceptance of new product introductions; general economic conditions; geopolitical events and regulatory changes, as well as other relevant risks detailed in Paramount’s Annual Report on Form 10-KSB for the year ended December 31, 2005.  The information set forth herein should be read in light of such risks.  Neither Paramount nor Valeritas assumes any obligation to update the information contained in this press release.

Additional information concerning the transaction involving BioValve, Valeritas and Paramount is included in the Current Report on Form 8-K filed on August 28, 2006 by Paramount with the Securities and Exchange Commission (the “SEC”).  A stockholder meeting will be announced soon to obtain Paramount stockholder approval for the transactions. Paramount intends to file with the Securities and Exchange Commission a proxy statement and other relevant materials in connection with the transaction, which will be mailed to Paramount’s stockholders. PARAMOUNT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT

MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AGREEMENT, PARAMOUNT AND VALERITAS. Investors and stockholders may obtain free copies of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement when it becomes available may also be obtained from Paramount, at 787 7th Avenue, 48th Floor, New York, New York  10019.

Paramount, Valeritas and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Paramount’s stockholders with respect to the transaction.  Investors and stockholders may obtain more detailed information regarding the direct and indirect interests of Paramount, Valeritas and their respective officers and directors in the proposed transaction by reading Paramount’s proxy statement, which will be filed with the SEC.